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                                                                    EXHIBIT 23.3

                   CONSENT OF H. J. GRUY AND ASSOCIATES, INC.


         We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated April 7, 2000, prepared for Queen Sand Resources, Inc. (now DevX Energy, Inc.) for its annual report on Form 10-K year ended December 31, 2000 and incorporated by reference into the Registration Statement on Form S-8 of DevX Energy, Inc. for the filing dated on or about October 29, 2001.

                                        H. J. GRUY AND ASSOCIATES, INC.
                                        Texas Registration Number F-000637


                                        By: /s/ Robert J. Naas
                                           ---------------------------------

                                        Name:   Robert J. Naas
                                        Title:  Executive Vice President

October 26, 2001
Dallas, Texas


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